EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                     THE GREAT AMERICAN BACKRUB STORE, INC.

                Under Section 805 of the Business Corporation Law





                  FIRST: The name of the corporation is The Great American BackRub Store, Inc. (the "Corporation"). The name under which the corporation was formed is American Backrub Stores, Inc.

                  SECOND: The certificate of incorporation (the "Certificate of Incorporation") of the corporation was filed by the Department of State on December 18, 1992.

                  THIRD: The amendment of the Certificate of Incorporation effected by this certificate of amendment is as follows:

                                    To add a provision  stating the designation,
number and relative rights, preferences, privileges and restrictions of the shares of Series A of preferred stock of the Corporation as fixed by the Board of Directors of the Corporation (the "Board of Directors") pursuant to the authorization contained in the Certificate of Incorporation.

                  FOURTH: To accomplish the foregoing amendment, the following new Article, relating to the designation, number and relative rights, preferences, privileges and restrictions of the Series A preferred stock is inserted in the Certificate of Incorporation:

                  "FOURTH-A: DESIGNATION, NUMBER AND RELATIVE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES A PREFERRED STOCK. The designation, number and relative rights, preferences, privileges and restrictions of the Series A Preferred Stock are as follows:

                                    Section  1.  DESIGNATION,   NUMBER  AND  PAR
VALUE. A series of preferred stock of the Corporation (the "Preferred Stock") is hereby designated as the Series A Convertible Preferred Stock (referred to herein as the "Series A Preferred Stock"), and the number of shares of Preferred Stock so designated is 4,000,000 shares. The par value of each share of Series A Preferred Stock shall be $.001.

                                    Section 2. DIVIDENDS.

                                    (a) The  holders  of shares of the  Series A
Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor (and subject to the limitation described in the last sentence of this paragraph), cumulative dividends on the shares of the Series A Preferred Stock at the rate of 7.0% (or $0.35) per annum per share of Series A Preferred Stock outstanding, and no more, payable semi-annually on April 1 and October 1 in each year. Such dividends shall be cumulative from the later of the date of issuance of the Series A Preferred Stock or the most recent dividend payment date on which dividends have been paid on the Series A Preferred Stock by the Corporation. Dividends shall be payable either (at the Company's option) in cash or in shares of Common Stock on the basis of the average Closing Prices (as defined in Section 6(c)) of the Common Stock for the ten consecutive trading days ending on the last trading day preceding the record date for the dividend payment. Each such dividend shall be paid to the holders of record of the shares of the Series A Preferred Stock as they appear on the stock records of the Corporation on such record date, not more than 30 days nor less than 10 days preceding the dividend payment date thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. If a holder converts a share or shares of the Series A Preferred Stock after the close of business on the record date for a dividend and before the opening of business on the payment date for such dividend, then, pursuant to Section 6 hereof, the holder will be required to pay to the Corporation at the time of such conversion the amount of such dividend (unless the shares were converted after the issuance of a notice of redemption with respect to such shares, in which event the holder of such shares shall be entitled to the dividend payable thereon on such dividend payment date).

                                    (b) If  dividends  are not paid in full,  or
declared in full and sums set apart for the payment thereof, upon the shares of the Series A Preferred Stock and shares of any other preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and of any other preferred Stock ranking on a parity as to dividends shall be paid or declared PRO RATA so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and such other shares of preferred stock shall bear to each other the same ratio that accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of the Series A Preferred Stock and such other shares of preferred stock bear to each other. Except as provided in the preceding sentence, unless cumulative dividends on the shares of the Series A Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends (other than dividends in shares of Common Stock (as hereinafter defined) or in shares of any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and distribution of assets upon liquidation) shall be paid or declared and set aside for payment or other distribution made upon the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), or any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends, nor shall any shares of Common Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and distribution of assets upon liquidation). Holders of shares of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the shares of the Series A Preferred Stock that may be in arrears.

                                    The terms  "accrued  dividends,"  "dividends
accrued" and "dividends in arrears," whenever used herein with reference to shares of preferred stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series thereof from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such preferred stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of preferred stock.

                                    (c)  Dividends  payable on the shares of the
Series A Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                                    Section 3. OPTIONAL REDEMPTION.

                                    (a) The  shares  of the  Series A  Preferred
Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part, at any time on or after the fifth anniversary of the date of original issuance (the "Warrant Issue Date") of Warrants to purchase Series A Preferred Stock pursuant to a Confidential Private Offering Memorandum dated November 25, 1996, subject to the limitations set forth below, at a redemption price of $5.25 per share (the "Redemption Price"), plus all dividends accrued and unpaid on the shares of the Series A Preferred Stock up to the date fixed for redemption, upon giving notice as provided below.

                                    (b) If  less  than  all  of the  outstanding
shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

                                    (c) At least  30 days  but not more  than 60
days prior to the date fixed for the redemption of shares of the Series A Preferred Stock, a written notice shall be mailed to each holder of record of shares of the Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), and calling upon such holder to surrender to the Corporation on the Redemption Date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date each holder of shares of the Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the shares of the Series A Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation prior to the Redemption Date may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of shares of the Series A

Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of shares of the Series A Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of the Series A Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

                                    If a notice  of  redemption  has been  given
pursuant to this Section 3 and any holder of shares of this Series A Preferred Stock shall, prior to the close of business on the last business day preceding the Redemption Date, give written notice to the Corporation pursuant to Section 6 below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 6 below), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 6 below and any moneys set aside by the Corporation for the redemption of such shares of converted Series A Preferred Stock shall revert to the general funds of the Corporation (unless such shares were converted after the close of business on the record date for a dividend and before the opening of business on the payment date for such dividend, in which event the holders of such shares shall be entitled to the dividend payable thereon on such dividend payment date).

                                    (d) Shares of the Series A  Preferred  Stock
redeemed, repurchased or retired pursuant to the provisions of this Section 3 or surrendered to the Corporation upon conversion or shall thereupon be retired and may not be reissued as shares of the Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

                                    Section 4. VOTING RIGHTS.

                                    The  holders  of  Series A  Preferred  Stock
shall not be entitled to vote on any matter except (i) as provided in Section 8 and (ii) as required by law.


                                    Section 5. LIQUIDATION RIGHTS.

                                    (a)  In  the   event  of  any   liquidation,
dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive, in cash, out of the remaining net assets of the Corporation, the amount of Five Dollars ($5.00) for each share of the Series A Preferred Stock held by them, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of Common Stock or any other capital stock of the Corporation ranking (as to any such distribution) junior to the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of the Series A Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of the Series A Preferred Stock and such other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                                    (b)  For  purposes  of  this  Section  5,  a
distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; PROVIDED, HOWEVER, that, in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of the Series A Preferred Stock.

                                    (c)   After   the   payment   of  the   full
preferential  amounts provided for herein to the holders of shares of the Series
A

Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

                                    Section 6. CONVERSION.

                                    (a)  Holders  of  shares  of  the  Series  A
Preferred Stock shall have the right, exercisable at any time and from time to time on or after the first anniversary of the Warrant Issue Date, except in the case of shares of the Series A Preferred Stock called for redemption, to convert all or any such shares of the Series A Preferred Stock into shares of the Common Stock (calculated as to each conversion to the nearest 1/100th of a share) such that each share of Series A Preferred Stock shall be converted into the greater of (i) two shares of Common Stock (the "Base Conversion Rate"), subject to adjustment as described below, or (ii) a number shares of Common Stock equal to $8.00 divided by the average of the Closing Prices (as defined in Section 6(c) per share of the Common Stock for the ten (10) consecutive trading days ending on the third trading day preceding the Conversion Date (as defined in Section 6(b)). In the case of shares of the Series A Preferred Stock called for redemption, conversion rights will expire at the close of business on the last business day preceding the Redemption Date. Notice of an optional redemption must be mailed not less than 30 days and not more than 60 days prior to the Redemption Date. Upon conversion, no adjustment or payment will be made for dividends, but if any holder surrenders a share of the Series A Preferred Stock for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the next dividend payment date, then, notwithstanding such conversion, the dividend payable on such dividend payment date will be paid to the registered holder of such share on such record date. In such event, such share, when surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date, must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the share so converted (unless such share was converted after the issuance of a notice of redemption with respect to such share, in which event such share shall be entitled to the dividend payable thereon on such dividend payment date).

                                    (b) Any  holder  of share or  shares  of the
Series A Preferred Stock electing to convert such share or shares thereof shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Stock, with the form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof if required pursuant to Section 6(d). The conversion right with respect to any such shares shall be deemed to have been exercised at the date (the "Conversion Date") upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds, or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock upon said date.

                                    (c) No fractional shares of the Common Stock
or scrip representing fractional shares shall be issued upon conversion of shares of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of the Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered. Instead of any fractional shares of the Common Stock which would otherwise be issuable upon conversion of any shares of the Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as defined below) for the Common Stock on the last trading day preceding the date of conversion. The Closing Price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on the Nasdaq National Market or the Nasdaq SmallCap Market (collectively, "NASDAQ"), the OTC Electronic Bulletin Board (the "Bulletin Board") or any comparable system, or if the Common Stock is not quoted on NASDAQ, the Bulletin Board or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                                    (d) If a holder  converts  a share or shares
of the Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due

(or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Corporation any amount required by the last sentence of Section 6(a) hereof.

                                    (e) The Corporation  shall reserve and shall
at all times have reserved out of its authorized but unissued shares of the Common Stock sufficient shares of the Common Stock to permit the conversion of the then outstanding shares of the Series A Preferred Stock. All shares of Common Stock which may be issued upon conversion of shares of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of the Common Stock upon conversion of shares of the Series A Preferred Stock, the Corporation will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares of the Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

                                    (f) The  conversion  rate in  effect  at any
time shall be subject to adjustment from time to time as follows:

                                                      (i)    In     case     the
                                    Corporation  shall  (1)  pay a  dividend  in
                                    shares of the Common Stock to holders of the
                                    Common  Stock,  (2) make a  distribution  in
                                    shares of the Common Stock to holders of the
                                    Common Stock,  (3) subdivide the outstanding
                                    shares of the  Common  Stock  into a greater
                                    number of shares of the Common  Stock or (4)
                                    combine the outstanding shares of the Common
                                    Stock into a smaller number of shares of the
                                    Common Stock, the Base Conversion Rate shall
                                    be   adjusted   to  be  equal  to  the  Base
                                    Conversion  Rate  immediately  prior to such
                                    event  multiplied by a fraction of which the
                                    numerator  shall be the  number of shares of
                                    Common Stock  outstanding  immediately after
                                    such  event  and of  which  the  denominator
                                    shall be the  number  of  shares  of  Common
                                    Stock outstanding  immediately prior to such
                                    event.  An adjustment  made pursuant to this
                                    Section   6(f)(i)  shall  become   effective
                                    immediately  after  the  record  date in the
                                    case of a dividend or distribution and shall
                                    become  effective   immediately   after  the
                                    effective date in the case of a subdivision or combination.

                                                      (ii)    In    case     the
                                    Corporation  shall issue  rights or warrants
                                    to all holders of the Common Stock entitling
                                    them  (for a period  commencing  no  earlier
                                    than the record  date for the  determination
                                    of  holders  of  Common  Stock  entitled  to
                                    receive such rights or warrants and expiring
                                    not  more  than 45 days  after  such  record
                                    date) to subscribe for or purchase shares of
                                    the Common Stock (or securities  convertible
                                    into shares of the Common  Stock) at a price
                                    per share less than the current
                                    market  price  (as  determined  pursuant  to
                                    Section  6(f)(iv))  of the  Common  Stock on
                                    such record date, the Base  Conversion  Rate
                                    shall be  adjusted so that the same shall be
                                    equal to Base  Conversion  Rate  immediately
                                    prior to such  record date  multiplied  by a
                                    fraction of which the numerator shall be the
                                    number  of  shares  of  the   Common   Stock
                                    outstanding  on such  record  date  plus the
                                    number of  additional  shares of the  Common
                                    Stock offered (or into which the convertible
                                    securities so offered are convertible),  and
                                    of which the denominator shall be the number
                                    of shares of the Common Stock outstanding on
                                    such record date,  plus the number of shares
                                    of the  Common  Stock  which  the  aggregate
                                    offering  price of the offered shares of the
                                    Common  Stock (or the  aggregate  conversion
                                    price  of  the  convertible   securities  so
                                    offered)  would  purchase  at  such  current
                                    market price.  Such adjustments shall become
                                    effective   immediately  after  such  record
                                    date.

                                                      (iii)    In    case    the
                                    Corporation  shall distribute to all holders
                                    of the Common  Stock  shares of any class of
                                    capital  stock other than the Common  Stock,
                                    evidence  of  indebtedness  or other  assets
                                    (other than cash dividends out of current or
                                    retained  earnings),  or shall distribute to
                                    substantially  all  holders  of  the  Common
                                    Stock  rights or warrants to  subscribe  for
                                    securities  (other than those referred to in
                                    Section  6(f)(ii)),  then in each  such case
                                    the Base  Conversion  Rate shall be adjusted
                                    so that the same  shall be equal to the Base
                                    Conversion  Rate  immediately  prior  to the
                                    date of such  distribution  multiplied  by a
                                    fraction of which the numerator shall be the
                                    current market price (determined as provided
                                    in Section  6(f)(iv)) of the Common stock on
                                    the  record  date  mentioned  below,  and of
                                    which the denominator  shall be such current
                                    market price of the Common  Stock,  less the
                                    then fair market value (as determined by the
                                    Board  of  Directors,   whose  determination
                                    shall be  conclusive  evidence  of such fair
                                    market  value) of the  portion of the assets
                                    so  distributed  or  of  such   subscription
                                    rights or warrants  applicable  to one share
                                    of the Common Stock.  Such adjustment  shall
                                    become  effective   immediately   after  the
                                    record  date  for the  determination  of the
                                    holders  of the  Common  Stock  entitled  to
                                    receive such  distribution.  Notwithstanding
                                    the   foregoing,   in  the  event  that  the
                                    Corporation   shall  distribute   rights  or
                                    warrants  (other  than those  referred to in
                                    Section  6(f)(ii),  ("Rights")  pro  rata to
                                    holders of the Common Stock, the Corporation
                                    may,  in  lieu  of  making  any   adjustment
                                    pursuant  to this  Section  6(f)(iii),  make
                                    proper  provision  so that each  holder of a
                                    share  of  Series  A  Preferred   Stock  who
                                    converts such share after the
                                    record date for such  distribution and prior
                                    to  the  expiration  or  redemption  of  the
                                    Rights  shall be  entitled  to receive  upon
                                    such  conversion,  in addition to the shares
                                    of  the  Common  Stock  issuable  upon  such
                                    conversion  (the  "Conversion   Shares"),  a
                                    number  of  Rights  to  be   determined   as
                                    follows: (i) if such conversion occurs on or
                                    prior to the date  for the  distribution  to
                                    the   holder  of   Rights   of  a   separate
                                    certificate   evidencing  such  Rights  (the
                                    "Distribution  Date"),  the same  number  of
                                    Rights  to  which a holder  of a  number  of
                                    shares  of the  Common  Stock  equal  to the
                                    number of  Conversion  Shares is entitled at
                                    the time of such  conversion  in  accordance
                                    with  the  terms  and   provisions   of  and
                                    applicable  to the Rights;  and (ii) if such
                                    conversion  occurs  after  the  Distribution
                                    Date,  the same  number of Rights to which a
                                    holder of the number of shares of the Common
                                    Stock  into  which a share  of the  Series A
                                    Preferred Stock so converted was convertible
                                    immediately  prior to the Distribution  Date
                                    would have been entitled on the Distribution
                                    Date  in  accordance   with  the  terms  and
                                    provisions of and applicable to the Rights.

                                                      (iv)  The  current  market
                                    price per share of the  Common  Stock on any
                                    date  shall be deemed to be the  average  of
                                    the  daily   closing   prices   for   thirty
                                    consecutive    trading    days    commencing
                                    forty-five  trading  days  before the day in
                                    question.  The  closing  price  for each day
                                    shall  be  the  last   reported  sale  price
                                    regular  way or,  in  case no such  reported
                                    sale takes  place on such date,  the average
                                    of the reported closing bid and asked prices
                                    on   the   principal   national   securities
                                    exchange on which the Common Stock is listed
                                    or  admitted to trading or, if not listed or
                                    admitted   to   trading   on  any   national
                                    securities exchange,  the closing sale price
                                    of Common Stock, or in case no reported sale
                                    takes place,  the average of the closing bid
                                    and asked  prices,  on the  Nasdaq  National
                                    Market  or  the   Nasdaq   SmallCap   Market
                                    (collectively, "NASDAQ"), the OTC Electronic
                                    Bulletin Board (the "Bulletin Board") or any
                                    comparable system, or if the Common Stock is
                                    not quoted on NASDAQ,  the Bulletin Board or
                                    any  comparable  system,  the  closing  sale
                                    price or,  in case no  reported  sale  takes
                                    place,  the  average of the  closing bid and
                                    asked  prices,   as  furnished  by  any  two
                                    members  of  the  National   Association  of
                                    Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                                                      (v) In any  case in  which
                                    this   Section  6  shall   require  that  an
                                    adjustment be made  immediately  following a
                                    record date, the Corporation may elect to
                                    defer  (but only until  five  business  days
                                    following   the   mailing   of  the   notice
                                    described  in Section  6(j))  issuing to the
                                    holder  of  any   share  of  the   Series  A
                                    Preferred  Stock converted after such record
                                    date the  shares  of the  Common  Stock  and
                                    other  capital  stock  of  the   Corporation
                                    issuable upon such conversion over and above the shares of the Common stock and other capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                                    (g) No  adjustment  in the  Base  Conversion
Rate shall be required until cumulative adjustments result in a concomitant change of 1% or more of the Base Conversion Rate as in effect prior to the last adjustment of the Base Conversion Rate; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 6(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

                                    (h) In the  event  that,  as a result  of an
adjustment made pursuant to Section 6(f), the holder of any share of the Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of the Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this
Section 6.

                                    (i) The  Corporation may make such increases
in the conversion rate, in addition to those required by Sections 6(f)(i), (ii) and (iii), as it considers to be advisable in order than any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

                                    (j)   Whenever   the   conversion   rate  is
adjusted, the Corporation shall promptly mail to all holders of record of shares of the Series A Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the shares of the Series A Preferred Stock.

                                    (k) In the event that:

                                                (1)         the      Corporation
                                                            takes   any   action
                                                            which would  require
                                                            an adjustment in the
                                                            Base      Conversion
                                                            Rate,

                                                (2)         the      Corporation
                                                            consolidates      or
                                                            merges   with,    or
                                                            transfers   all   or
                                                            substantially all of
                                                            its    assets    to,
                                                            another  corporation
                                                            and  stockholders of
                                                            the Corporation must
                                                            approve          the
                                                            transaction, or

                                                (3)         there      is      a
                                                            dissolution       or
                                                            liquidation  of  the
                                                            Corporation,

the Corporation shall mail to holders of shares of the Series A Preferred Stock a notice stating the proposed record or effective date of the transaction, as the case may be. The Corporation shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses (1), (2) or (3) of this Section 6(k).

                                    (l) If any of  the  following  shall  occur,
namely: (i) any reclassification or change of outstanding shares of the Common Stock issuable upon conversion of shares of the Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, provide in its certificate of incorporation or other charter document that each share of the Series A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of the Common Stock deliverable upon conversion of such share of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such certificate of incorporation or other charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The foregoing, however, shall not in any way affect the right a holder of a share of the Series A Preferred Stock may otherwise have, pursuant to clause (ii) of the last sentence of Section 6(f)(iii), to receive Rights upon conversion of a share of the Series A Preferred Stock. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Series A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 6(1) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                                    Section 7. RANKING. With regard to rights to
receive dividends and distributions upon dissolution of the Corporation, the Series A Preferred Stock shall rank prior to the Common Stock and on a parity with any other Preferred Stock issued by the Corporation, unless the terms of such other Preferred Stock provide otherwise and, if applicable, the requirements of Section 8 hereof have been complied with.

                                    Section 8.  LIMITATIONS.  In addition to any
other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting as a class,

                                                      (a) create,  authorize  or
                                    issue any class or series of capital  stock,
                                    or rights to subscribe to or to acquire,  or
                                    any security  convertible into, any class or
                                    series  of  capital   stock  ranking  as  to
                                    payment of dividends, distribution of assets upon liquidation or voting rights, prior to the Series A Preferred Stock; or

                                                      (b)   amend,    alter   or
                                    appeal, whether by merger,  consolidation or
                                    otherwise,  any  of  the  provisions  of the
                                    Certificate of Incorporation (including this
                                    Certificate  of   Designation)   that  would
                                    change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely;

but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized shares of the Common Stock, or (ii) in connection with the authorization or increase of any class or series of capital stock ranking, as to dividends and distribution of assets upon liquidation, junior to or on a parity with the Series A Preferred Stock; PROVIDED, HOWEVER, that no such vote or written consent of the holders of the shares of the Series A Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking prior to the Series A Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all the then outstanding shares of the Series A Preferred Stock.

                                    Section 9. NO PREEMPTIVE  RIGHTS.  No holder
of shares of the Series A Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe for or acquire shares of capital stock of the Corporation.

                  FIFTH: This Certificate of Amendment has been authorized by the Board of Directors of the corporation pursuant to authority granted to the Board of Directors in the certificate of incorporation.

                                    IN WITNESS WHEREOF,  we have subscribed this
document on December 24, 1996 and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


                                        /s/ William Zanker
                                        ----------------------------------------
                                        Name: William Zanker
                                        Title: President


                                        /s/ Keith Dee
                                        ----------------------------------------
                                        Name: Keith Dee
                                        Title: Secretary